Sino Gas Fourth Quarter and Full Year 2009 Earnings Conference Call

Mr. Yu-Chuan Liu, President and CEO; Mr. Yu-gang Zhang, Chief Financial Officer
Ms. Chun-ying Chai – IR officer

Ms. Chun-ying Chai: Introduction and Safe Harbor

Good morning everyone and welcome to Sino Gas’ earnings conference call for the fourth quarter and full fiscal year 2009.  I am Chun-ying Chai, IR officer of Sino Gas International Holdings.With us today are the company’s Chairman and CEO, Mr. Yu-chuan Liu, and Chief Financial Officer, Mr. Yu-gang Zhang.

Before I turn the call over to Mr. Liu, may I remind our listeners that in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions.

Therefore, the Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission.

In addition, any projections as to the Company’s future performance represent management’s estimates as of today, April 1, 2010.  Sino Gas assumes no obligation to update these projections in the future as market conditions change.

For those of you unable to listen to the entire call at this time, a replay will be available for 14 days. Please find the access information for replays in our press release announcing this earnings conference call. The press release can be found at our corporate website, www.sino-gas.com.

And now it’s my pleasure to turn the call over to Sino Gas’ Chairman and CEO, Mr. Liu for opening remarks.  I will translate Mr. Liu’s introduction.

Mr. Yu-chuan Liu: Opening Remarks

Thank you Ms. Chai

女士们、先生们，早上好。欢迎来到Sino Gas 09年第4季度和全年经营成果电话会议。

Good morning ladies and gentlemen and welcome to Sino Gas’ fourth quarter and fiscal year 2009 earnings results conference call.

我们很高兴的宣布，同2008年相比，我们2009年的销售额和净利润都有了很大的提高。 截止到2009年12月 31日，2009 年总收入为$27,591,501，比去年增长了28.64%。这是公司年收入的一个新的纪录。2009年的净利润为$4,047, 584，同2008年相比增长了152.90%。

We are delighted to announce that we have achieved great improvements both in  sales and net income in 2009, compared with 2008. In the year ended December 31, 2009, net revenues were $27,591,501, representing an increase of 28.64% from that of the previous year. This is a record annual revenue level for the Company. Net income in 2009 was $4,047,584, representing a significant improvement of 152.90% from the previous year 2008.

2009年，天然气销售和接口费收入都有了一个很大的提高。我们连接了32,681户新的居民用户到我们的天然气管网，，实现了总接口费为$11, 887,546，比08年增长了27.99%。同期天然气销售额达到了$15,703,955，比 08年增长了29.13%。

In 2009, both our gas sales and connection fees increased significantly. We connected 32,681 new residential households to our gas distribution network, resulting in total connection fees of $11,887,546, an increase of 27.99% compared to 2008. Gas sales during the same period amounted to $15,703,955, up 29.13% from 2008 in comparison.

2008年以来，为应对当年开始放缓的经济，中国政府实施了一系列新的措施，来带动经济的增长。其中，中国政府加大基础设施和清洁能源投入是政府的投资重点，从而保障公司的接口费和天然气销售都有一个好的势头 。

Starting from 2008, in response to a slowdown in its economy in that year, the Chinese government implemented a wide range of initiatives that prioritized the boosting of the overall economy。 The key components of the central government spendings are infrastructure and clean energy. Those help the continuity of increase of both Connection fee and Gas sale in our business.

2010年，我们将继续扩展和改善我们的天然气分销网络。我们对为日后的发展感到乐观。

In 2010, we will continue to enlarge and improve our gas distribution network. We are optimistic that we are well positioned for the future growth.

那么我现在请我们的CFO张宇纲先生对我们的运营和财务状况做一详细报告。谢谢大家。

I would now like to turn this meeting over to Mr. Yugang Zhang, our CFO, for a detailed presentation of our latest operations and financial results.
Thank you.

Mr. Yu-gang Zhang: Operations and Financial Results

Thank you, Mr. Liu.

I will start with sales overview for 2009.

We generate revenues from two sources: 1. connection fees by conducting service of connecting customers to our natural gas distribution network, 2. sales of natural gas to residential, industrial and commercial customers.

我们有两个收入的来源：1. 接口费，2. 天然气销售。

First gas sales.

首先：天然气销售

Demand for natural gas continues to be strong in China, and the natural gas industry continues to grow to meet that demand. Natural gas accounts for only 3.5% of China’s total energy consumption, and is forecast to account for 10.0% of China’s total energy consumption by 2020, especially with the strong support from Chinese government for clean energy policy. With more and more users being added to our gas distribution network, the gas sales have been increasing year to year on strong growth.

中国对天然气的需求持续强劲，并且天然气行业持续发展来满足人们对天然气的需求。天然气只占了中国能源消耗总量的3.5%，到2020年预计会达到能源消耗总量的10%。中国政府对清洁 能源政策有强有力的支持。随着越来越多的用户加入到我们的天然气分销网络，天然气销售额的增长每年都很强劲。

Secondly connection fees, our second revenue channel.

接口费，我们的第二个收入渠道。

The Chinese overall economy is getting better, and the company has increased its investment in existing projects, which drove the growth of connection fee in 2009.

中国整体经济的向好和公司加强老项目的投入保证了2009年接口费的增长。

Now we are going to cover the performance of 4th quarter and full year of 2009.

Fourth Quarter 2009 Results

2009年第四季度成果

During the fourth quarter, revenue was $8.23 million, increased 25.81% from $6.54 million in the fourth quarter of 2008.

09年第四季度总收入为 823万美元，而2008年同期为654万美元，增长了25.81%。

Gas sales in the fourth quarter of 2009 were $3.84 million, accounted for 46.64% of our revenues in the quarter., up 7.64% from sales of $3.57 million in the fourth quarter of 2008.

2009年第四季度的天然气销售额为384万美元，构成了第四季度总收入的46.64%，比2008年第四季度的357万美元增长了7.64%。

Connection fees were $4.39 million, accounted for 53.36% of our revenues, up 47.58% from $2.98 million the fourth quarter of 2008. We connected 15,229 new households in the fourth quarter of 2009, increase of 47.2% from 8,227 new households connected in the fourth quarter of 2008.

接口费为439万美元，构成了第四季度总收入的53.36%，比2008年同期的298万美元增长了47.58%。2009年第四季度我们连接了1 5,229户新用户，比2008年第四季度的8,227户增长了47.2%。

Gross profit for the three months ended December 31, 2009 increased 85.72%, to $4.19 million from $2.26 million in the fourth quarter of 2008. The overall increase in gross profit was mainly driven by the increase of connection fees, which has high gross margin. Gross margin in the fourth quarter of 2009 was 50.9%, compared to 34.5% in the fourth quarter of 2008.

2009年第四季度的毛利润为419万美元，比2008年同期的226万美元增长了85.72%。毛利润的增长主要是受接口费增长的推动，接口费的毛利率很高。 2009年第四季度的毛利率为50.9%，而2008年同期为34.5%。

Net income after tax for the fourth quarter of 2009 was $2.07 million.

2009年第四季度的税后净利润为207万美元。

Fiscal Year 2009 Results

2009年全年经营成果

Revenue in fiscal year 2009 was $27.59 million, up 28.6% from $21.45 million in 2008. We achieved considerable sale growth both in Gas Sales and Connection Fees. Net income in 2009 was $4,05 million, representing a significant improvement of 152.90% from $1.6 million the previous year 2008. We improved our bottom line, not only by the achieving of sales increase, but also by the maintaining and controlling of cost.

2009年的总收入为2,759万美元, 比2008年的2,145万美元增长了28.6%。我们的天然气销售额和接口费都取得了相当大的增长。 2009年的净利润为405万美元，比2008年的160万美元增长了152.90%。我们业绩的改善不仅由于销售额的增长，也由于我们维持和控制成本。

We were able to successfully access the capital markets and closed a convertible debt financing in the last quarter of 2009, which resulted in costs associated with the financing, such as interest discount-warrants, beneficial conversion feature, debt issuance cost, etc.  We recorded related expenses of $394K in 2009. Without the financing related expenses, the net income could have been$4.44 million.

2009年第四季度我们成功进入资本市场，完成了一笔可转债融资，这次融资产生了诸如贴息折扣，认股权证，债务发行等等之类的融资成本。我们在2009年记入的与融资相关的费用约为 39.4万美元。若不包括融资成本在内，我们的净利润可以达到444万美元。

Gas Sales.  The revenue from gas sales was $15.7 million, about 56.9% of revenues, up 29.13% from $12.2 million in 2008. Such significant increase was primarily attributable to the fact that our invested projects maintain steady development, and more and more users are added into our gas distribution network It is encouraging to see that we achieved double digits growth in Gas Sales year by year.  Given long term 25-30 years of concession right our operations have in different cities in China, we foresee stable cash flow generated from gas sales in the years to come.

天然气销售。 天然气销售收入为1,570万美元，总收入的56.9%, 比2008年的1,220万美元增长了29.13。此大幅增长主要是由于我们已投资的 项目保持了稳定的发展，越来越多的用户加入到了我们的天然气分销网络。非常令人鼓舞的是我们看到了天然气销售每年都取得了两位数的增长。由于我们在中国不同城市的经营有 25-30年的特许经营权，我 们预计来源于天然气销售稳定的现金流会继续持续。

Revenue from connection fees was $11.9 million, about 43.1% of revenues, an increase of 28% from $9.3 million in 2008. A total of 32,681 new households were connected in 2009, up from 26,770 new households connected in 2008. Connection Fees offer much higher margin than Gas Sales.

09年接口费的总收入为1,190万美元，同08年的930万美元相比增长了28%，构成了总收入的43.1%。09年我们一共连接了 32,681户新的居民用户，而2008年为26,770户。接口费的利率要比天然气销售的利率高很多。

Gross profit for the year ended December 31, 2009 increased 26.83%, to $9.47 million from $7.47 million in 2008. The overall increase in gross profit was mainly driven by the increase of connection fee. Gross margin in 2009 was 34.3%, comparable to 34.8% in 2008.

2009年的毛利润为947万美元，而2008年为747万美元，同比增长了26.83%.今年毛利润金额的增长主要是由接口费的增长推动的。2009年的毛 利率为 34.3%,而08年为34.8%。

Gross profit from connection fees is $8.59 million for 2009, accounting for 90.72% of total gross profit. In comparison, gross profit from connection fees was $6.39 million for 2008, accounting for 85.58% of total gross profit. Gross profit from gas sales was $0.88 million, accounting for 9.28% of total gross profit, compared to $1.08 million, 14.42% of total gross profit in the same period in 2008.

2009年从接口费获得的毛利润为859万美元，构成了总毛利润的90.72%。相比之下，2008年接口费获得的毛利润为639万美元，构成了总毛利润的 85.5 8%。09年天然气销售的毛利润为88万美元，构成了总毛利润的9.28%，而08年同期为 108万美元，构成了总毛利润的14.42%。

Gross margin for connection fees for the year 2009 was 72.30%, compared to 68.83% in 2008. The margin improved in 2009 since we connected more households in our existing projects.

2008年接口费的毛利率为72.30%，而2008年为68.83%。2009年毛利率的改善 是因为我们在已有的项目，发展连接了更多的城市住户。

Gross margin for sales of natural gas was 5.6% in 2009, compared to 8.86% during the same period of 2008. The decrease was due to an increase of rental expenses on gas delivery trucks and higher cost of fuel in 2009.

2009年天然气销售的毛利率为5.6%，而2008年同期为8.86%。下降的原因是由于2009年天然气运输车辆设备租赁费用的增长和燃油费成本的上升。

Our sale and marketing expenses in the full year of 2009 were $1.03 million and approximately 3.7% of our net sales, compared with $1.14 million and about 5.0% of net sales during the same period of 2008.

2009年全年我们的营销费用为103万美元，约占了我们净收入的3.7%，而2008年的营销费用为114万美元，约占净收入的5.0%。

General and administrative expenses were $3.37 million for the year ended December 31, 2009, approximately 12.2% of our net revenues , compared with $3.63 million, or approximately 17.0% of net revenues for the same period in 2008.

2009年全年的管理和财务费用为337万美元，约占了我们净收入的12.2%，而08年的管理和财务费用为363万美元，约占其净收入的17.0%。

We were able to maintain the SGA cost even with the sales increase this year.

即使今年的销售额增长了，但我们也很好维持和控制了这些费用。

Other Income (Expense)

Other Income was $0.08 million for the year ended December 31, 2009, compared with Other Expense of $0.18 million for the same period of 2008.

The income tax expense is $1.09 million, compared with $904 thousand last year.

2009年的所得税为109万美元，而2008年同期为90.4万美元

Balance Sheet and Cash Flow

As of December 31, 2009, the Company had $9.82 million in cash and cash equivalents, Stockholder' equity on December 31, 2009 was $63.3 million, The Company generated $7.83 million in cash from operating activities in 2009, up 3.62 million from $4.21 million in 2008. Cash used in investing activities was $14.05 million in 2009, down $2.91 million from $16.96 million in 2008. Cash sourced from financing activities was $12.96 million in 2009. We secured bank loans in the net amount of $7,32 million, and raised capital in the net amount of $5,.64 million through convertible bonds. There were basically no financing activities in 2008 due to the unfavorable capital markets. As of December 31, 2009, the company has $2.9 million in short-term bank loans, $6.6 million in long-term bank loans, and $4.3 million convertible bonds.

截止到2009年12月31日，公司拥有982万美元现金和现金等价物，2009年12月31日股东权益为6,330万美 元。公司09年从经营活动中产生的现金为783万美元，比08年同期的421万美元增加了362万美元。为09年在投资活动中 使用的现金为1,405万美元，比08年同期的1,696万美元下降了291万美元。09年通过融资活动获得的现金为1,296万美元。我们获得了 732万美元的银行贷款净额，并通过可换股债券筹集到了564万美元资金净额。由于不容乐观的资本市场2008年基本上没有融资活动。截止到2009年12月 31日在公司的报表上有 290万美元的短期银行贷款， 660万美元的长期贷款和430万美元的可换股债券。

Outlook

Going forward, Sino Gas will continue to focus on the existing projects, explore their potentials, increase the penetration rate, improve our gas distribution networks, and enhance operating efficiency and cost structure.  Meanwhile, we will continue to seek additional revenue stream.

展望未来，Sino Gas 将继续把重心放在现有的项目，探索项目潜能，提高普及率，改善我们的天然气分销网络，并提高运营效率及成本结构。同时，我们将继续寻找其他的收入来源。

In the past several years, Sino Gas has strategically and geographically positioned itself in China. The company has heavily invested and built a good foundation and networks to get to the next level. The company currently owns and operates 1040 km of pipeline in 35 cities in different parts of China, and has the capacity to deliver approximately 1 million cubic meter gas daily. We will continue to target -opportunities to expand into small and medium size cities, and increase our market share as capital continues to becomes available for accretive opportunities.

在过去的几年里，Sino Gas已经从战略和地域上找到了在中国的定位。公司拥有了大量的投资，为公司达到一个新的高度建立了良好的基础和网络。公司目前拥有并经营着中国35个不同地区的全长1040公里的城市管道项目，并有能力日提供100万立方米的天然气。我 们将把目标扩大到中小型城市当中去，增加资本，这将成为我们增加市场份额的机会。

As of today, Sino Gas has only developed a small portion of the market we cover, with an overall market penetration rate to date of about 10%. There is great potential in our existing projects.

直到今天，Sino Gas只开发了我们所覆盖市场的一小部分，目前总的市场渗透率只有约为10%。可以看出我们已有的项目有很大的市场潜能。

Sino Gas has an experienced management team with solid industry background. Moreover, Sino Gas has a good marketing team, who has proven track records to get good projects in targeted market. We are optimistic about our future growth.

Sino Gas拥有经验丰富的管理团队，他们具有坚实的行业背景。此外，Sino Gas拥有一个良好的营销队伍，他们在目标市场能够获得好项目，保持着良好的记录。我们对我们未来的发展持乐观态度。

As you all know, we have been making efforts to implement new IR initiatives to make the investor community more aware of the company. We have participated both in the Rodman & Renshaw and Roth Capital Investment conferences before a group of global investors in China and US and energy sectors.

大家都知道，我们一直在努力实施新的IR措施来使投资界更加了解我们公司。我们参加了在中国和美国的Rodman & Renshaw and Roth Capital投资会议，会见了全球以及能源行业的投资人集团。

We thank you for your continuing support and look forward to the opportunities for Sino Gas in the coming year.

我们感谢你们的继续支持，并期待着Sino Gas在来年有新的机遇 。

Thank you.

With that, I will now open the call to your questions. Operator, please?

(Q&A session)
Ms. Chai:

On behalf of the entire Sino Gas management team, we want to thank you for your interest and participation on this call.  If you have any interest in visiting Sino Gas, please let us know.  Please visit the Company website at www.sino-gas.com. Again, thanks for joining us on this call.  This concludes Sino Gas’s fourth Quarter and fiscal year 2009 Earnings Conference Call.